                                                         Exhibit No. EX-99.a.6.D

                             ARTICLES SUPPLEMENTARY

                          TO ARTICLES OF INCORPORATION

                                       OF

                          BABSON ENTERPRISE FUND, INC.

     Babson Enterprise Fund, Inc., a Maryland  corporation  having its principal office in Baltimore,  Maryland  (hereinafter called the  "Corporation"),  hereby certifies to the State  Department of Assessments  and Taxation of Maryland,  in
accordance  with the  requirements of Sections 2-208 and 2-208.1 of the Maryland
General Corporation Law that:

     FIRST: The Corporation is registered as an open-end  management  investment company under the Investment Company Act of 1940.

     SECOND:  The total number of shares of common  stock which the  Corporation currently has authority to issue is Twenty Million (20,000,000) shares of common stock,  with a par value of one dollar  ($1.00) per share,  and an aggregate par value of Twenty Million Dollars ($20,000,000), classified as follows:

        Class Designation              Number of Shares of Common Stock
                                       Classified and Allocated

        Enterprise Portfolio           20,000,000

     THIRD:  The Board of Directors of the Corporation  (the "Board"),  on March
13, 2002, adopted  resolutions (i) increasing the aggregate number of authorized shares of common stock of the Corporation by Twenty Million (20,000,000) shares, so that the  Corporation  has the  authority  to issue a total of Forty  Million
(40,000,000)  shares of common  stock,  and all such shares are  classified  and allocated to the Enterprise  Portfolio of the Corporation;  and (ii) authorizing the preparation and filing of Articles Supplementary to reflect this change.

     FOURTH:  As  increased  hereby,  the total number of shares of common stock that the  Corporation  has the authority to issue is Forty Million  (40,000,000)
shares,  with a par value of one dollar ($1.00) per share,  and an aggregate par value of Forty Million Dollars ($40,000,000), classified as follows:

         Class Designation             Number of Shares of Common Stock
                                       Classified and Allocated

         Enterprise Portfolio          40,000,000

     FIFTH:  The newly authorized  shares of Babson  Enterprise Fund, Inc. shall have all the rights and privileges as well as the  restrictions  and limitations as set forth in the  Corporation's  Articles  of  Incorporation,  as amended and supplemented  (the  "Articles"),  including  such  priority  in the  assets  and liabilities of such series as may be provided in such Articles.

     SIXTH:  The authorized  shares of Babson  Enterprise  Fund,  Inc. have been increased  by the Board in  accordance  with  Section  2-105 (c) of the Maryland
General  Corporation Law. The shares of the Corporation  classified  pursuant to
Article FOURTH of these Articles Supplementary have been classified by the Board of Directors under the authority contained in the Articles.

     IN WITNESS WHEREOF, Babson Enterprise Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and attested under penalty of perjury on March 13, 2002.

                                         Babson Enterprise Fund, Inc.

                                         By:  /s/ P. Bradley Adams
                                              -------------------------

Attest:

By:  /s/ Martin A. Cramer
     -----------------------

     THE  UNDERSIGNED,  Vice  President of Babson  Enterprise  Fund,  Inc.,  who
executed on behalf of said Corporation the foregoing  Articles  Supplementary to the Articles of Incorporation,  of which this certificate is made a part, hereby acknowledges,  in the name and on  behalf  of said  Corporation,  the  foregoing
Articles  Supplementary to the Articles of Incorporation to be the corporate act of said  Corporation  and further  certifies that, to the best of his knowledge, information  and  belief,  the  matters set forth  therein  with  respect to the approval  thereof are true in all  material  respects,  under the  penalties  of perjury.

                                               /s/ Martin A. Cramer
                                               --------------------